UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20
Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Director

On August 3, 2006, the Board of Directors of Husker Ag, LLC (the “Company”) appointed Walter Kittrell to fill the Class I vacancy created when Wayne Mitchell resigned from the Company’s Board of Directors effective July 21, 2006. Mr. Kittrell was nominated for this position by the Board’s Nominating Committee. As a Class I director, Mr. Kittrell will hold office until the 2008 Annual Meeting of Members or until a successor is duly elected and qualified.

Mr. Kittrell is a 13 year employee and the current Vice President of Marketing and Project Development for Fagen, Inc., a family-owned design-builder. Fagen, Inc. was the design-build contractor for the construction of the Company’s existing ethanol plant. Mr. Kittrell resides in Columbus, Nebraska. He is also a Director of Golden Triangle Energy, LLC, which is affiliated with an ethanol production facility in Craig, Missouri.

Item 8.01 Other Events.

Husker Ag Announces Distribution

The Board of Directors of the Company has approved a cash distribution in the amount of $200.00 per membership unit to members of record as of August 1, 2006 for a total distribution of $3,063,600 based on 15,318 membership units issued and outstanding. The Company intends to mail the distribution payment on or before August 16, 2006. On August 3, 2006, the Company’s primary lender, Union Bank & Trust Company, approved this distribution in accordance with the requirements set forth in the Company’s loan documents with the bank.

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the ability of the Company to reach definitive agreements with third parties on terms satisfactory to the Company, ethanol and agricultural industry conditions and volatility of commodity prices, availability of financing, environmental and governmental regulations, force majeure events and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: August 9, 2006	By:	/s/ Mike Kinney
Mike Kinney
Chairman of the Board